Exhibit 10.2

EQUIPMENT NOTE

$3,000,000	March 28, 2018

FOR VALUE RECEIVED, SMTC Corporation, a Delaware corporation (“SMTC”), SMTC Manufacturing Corporation of California, a California corporation (“SMTC California”), SMTC Mex Holdings, Inc., a Delaware corporation (“SMTC Mex”), ZF ARRAY TECHNOLOGY, INCORPORATED, a Delaware corporation (“ZF Array”), HTM Holdings, Inc., a Delaware corporation (“HTM” and together with SMTC, SMTC California, SMTC Mex and ZF Array each a “US Borrower” and collectively the “US Borrowers”), hereby promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (“PNC”), at the office of Agent (as defined below) at the address set forth in the Credit Agreement (as defined below) or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, (i) at the end of the Term or (ii) earlier as provided in the Credit Agreement, the principal sum of THREE MILLION DOLLARS ($3,000,000) or such lesser sum which then represents PNC’s Equipment Loan Commitment Percentage of the aggregate unpaid principal amount of all Equipment Loans outstanding under the Credit Agreement, in lawful money of the United States of America in immediately available funds, together with interest on the principal hereunder remaining unpaid from time to time, at the rate or rates from time to time in effect under the Credit Agreement, provided however, that the entire unpaid principal balance of this Equipment Note shall be due and payable in full at the end of the Term, or earlier as provided in the Credit Agreement.

THIS EQUIPMENT NOTE is executed and delivered under and pursuant to the terms of that certain Revolving Credit and Security Agreement, dated as of September 14, 2011, as heretofore amended (as so amended and as the same may be further amended, modified, supplemented, renewed, restated or replaced from time to time, the “Credit Agreement”), by and among US Borrowers, SMTC Manufacturing Corporation of Canada, a corporation organized under the laws of the Province of Ontario (“Canadian Borrower” and together with US Borrowers and each other Person joined to the Credit Agreement as a borrower from time to time, each a “Borrower” and collectively the “Borrowers”), the various financial institutions named therein or which hereafter become a party thereto as lenders (“Lenders”) and PNC, in its capacity as agent for Lenders (in such capacity, “Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

Each US Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever as further set forth in the Credit Agreement.

This Equipment Note is one of the Notes referred to in the Credit Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified.

THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

[SIGNATURE PAGE TO EQUIPMENT NOTE]

IN WITNESS WHEREOF, the undersigned have executed this Equipment Note the day and year first written above intending to be legally bound hereby.

SMTC CORPORATION
SMTC MANUFACTURING CORPORATION OF
CALIFORNIA
SMTC MEX HOLDINGS INC.
ZF ARRAY TECHNOLOGY, INCORPORATED
HTM HOLDINGS INC.

By: /s/ Steve Waszak
Name: Steve Waszak
Title: CFO

[SIGNATURE PAGE TO EQUIPMENT NOTE]